Exhibit 99.2

Trine Acquisition Corp. Announces Closing of $261 Million Initial Public Offering

NEW YORK, March 19, 2019 (GLOBE NEWSWIRE) -- Trine Acquisition Corp. (NYSE: TRNE.U) (the “Company”) announced today that it closed its initial public offering of 26,100,000 units at $10.00 per unit, resulting in gross proceeds of $261,000,000. The Company’s units are listed on The New York Stock Exchange (“NYSE”) and commenced trading on March 15, 2019 under the symbol “TRNE.U”. Each unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”) and one-half of one redeemable warrant (“Warrant”) with each Warrant entitling the holder to purchase one share of Class A Common Stock at a price of $11.50 per share. Only whole warrants will trade and are exercisable. Once the securities comprising the units begin separate trading, the Class A Common Stock and Warrants are expected to be traded on the NYSE under the symbols “TRNE”, and “TRNE WS”, respectively.

The underwriters have been granted a 45-day option to purchase up to an additional 3,915,000 units offered by the Company to cover over-allotments, if any.

BTIG, LLC and Cantor Fitzgerald & Co. acted as joint book-running managers and I-Bankers Securities, Inc. acted as co-manager of the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $261,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of March 19, 2019 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

A registration statement relating to these securities became effective on March 14, 2019. The offering was being made only by means of a prospectus, copies of which may be obtained by contacting BTIG, LLC,  825 Third Avenue, 32nd Floor, New York, New York 10022, by telephone at (212) 593-7555, or by e-mail at equitycapitalmarkets@btig.com; Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Trine Acquisition Corp.

Trine Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the technology, and/or media and communications sectors.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts
Pierre M. Henry
Chief Financial Officer
Trine Acquisition Corp.
+1 212-503-2842